PARTICIPATION AGREEMENT



                             SEREM GATRO CANADA INC.



                                     - and -



                   GREAT BASIN EXPLORATION & MINING CO., INC.


                                     - and -



                        GREAT BASIN MANAGEMENT CO., INC.




                             MADE AS OF MAY 31, 1995

                             PARTICIPATION AGREEMENT

     MEMORANDUM OF AGREEMENT made as of May 31, 1995 among Serem Gatro Canada Inc., a corporation incorporated under the laws of the Province of Quebec ("SGC"), Great Basin Exploration and Mining Co., Inc., a corporation incorporated under the laws of the State of Nevada ("GBEM") and Great Basin Management Co., Inc. a corporation incorporated under the laws of the State of Nevada ("GBM"), witness that:

     WHEREAS the Parties wish to provide for the terms of agreement to govern the relationship among them in connection with the issuance to, and any exercise by, SGC, or any assignee thereof, of the Participation Rights as hereinafter provided;

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of such consideration being acknowledged by each of the Parties), the Parties hereto agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.01 Defined Terms. For the purposes of this Agreement including the recitals hereto, the following terms shall have the following meanings:

     "Affiliate", where used to indicate a relationship with any Person means:

     (a) A body corporate of which that Person beneficially owns, directly or indirectly, other than by way of security, voting securities carrying fifty percent or more of the votes that may be cast to elect directors of that body corporate; and

     (b) where that Person is a body corporate, another body corporate that beneficially owns, directly or indirectly, other than by way of security, voting securities carrying fifty percent or more of the votes that may be cast to elect directors of that Person, and one body corporate shall be deemed to be an Affiliate of another body corporate where both of them are Affiliates of the same body corporate;

     "Agreement" means this participation agreement; "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to this agreement and any agreement or instrument supplemental or ancillary hereto and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this agreement;

     "Area of Interest" means the area within the lines connection the points which are situated at 41 degrees 15 minutes North and 118 degrees 00 minutes West, 41 degrees 15 minutes North and 115 degrees 45 minutes West, 39 degrees 15 minutes North and 115 degrees 45 minutes West, 39 degrees 15 minutes North and 118 degrees 00 minutes West, respectively, as indicated on the map of the State of Nevada annexed as Schedule "A" hereto;

     "Budget" means a detailed budget of the Estimated Development/Production Expenditures required to bring a Property into Commercial Production in accordance with a Feasibility Study plus the estimated working capital and other requirements for the operation of such Property once it has been placed into Commercial Production;

     "Business" means the business  currently and heretofore  carried on by GBEM
and  consisting  of  the  exploration   and  development  of  potential   mining
properties;

     "Business Day" means any day of the year, other than a Saturday, Sunday or any day on which Canadian charter banks are required or authorized to close in Montreal, Quebec;

     "Claim" means any claim of any nature whatsoever, including any demand, liability, obligation, debt, action, cause of action, suit, duty, proceeding, judgment, aware, account, bond, covenant, contract, assessment or reassessment;

     "Closing" has the meaning ascribed thereto in the Share Purchase Agreement;

     "Closing Date" has the meaning ascribed thereto in the Share Purchase Agreement;

     "Commercial Production" means mining, extracting, processing and handling of the ores or minerals or concentrates derived therefrom which are discovered and developed on or in a Property or Properties and all other work related thereto as may be incidental or reasonably required'

     "Core Properties" means the claims or other property or property rights described in Schedule "B" hereto and any additional or other claims or other property or property rights that may subsequently be acquired by GBEM, or any assignee thereof hereunder, within one mile of the perimeter of the claims or other property or property rights described in Schedule "B" or such greater distance as may be provided for under the headings "Area of Interest" in Schedule "B";

     "Core Property Expenditures" means an amount equivalent to the historical expenditures in respect of the Core Properties namely $3,082,319 (U.S. $2,222,292), and in respect of each of the Core Properties shall be the amount sent out opposite the name of the respective Core Property on Schedule "C" hereto;

     "Development/Production Expenditures" means all costs and obligations of whatever kind of nature to be incurred by a JV Corporation under a Budget;

     "Effective Date" means May 31, 1995 being the effective date of this Agreement;

     "Elected Percentage" has the meaning ascribed thereto in Section 5.01;

     "Encumber" or "Encumbrance" means any liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other right of third parties, including right of set-off and voting trusts, and other encumbrances of any kind;

     "Exercise Notice" has the meaning ascribed thereto in SECTION 5.01;

     "Exercise Period" has the meaning ascribed thereto in Section 5.01;

     "Exploration Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature incurred directly or indirectly by GBEM in connection with the exploration and development of any Property during the Exploration / Feasibility Period, including, as applicable, the cost of any Feasibility Study in respect of such Property, monies expended in maintaining such Property in good standing, in doing geophysical, geochemical and geological surveys, drilling, assaying, and metallurgical testing, in paying the wages, salaries, traveling expenses, and fringe benefits of all Persons engaged in such work with respect to the Property but shall, for greater certainty, exclude the Core Property Expenditures;

     "Exploration/Feasibility Period" means with respect to any particular Property, the period commencing on the Effective Date and ending upon the earlier of the expiry of the Exercise Period of the JV Effective Date;

     "Feasibility Notice" has the meaning ascribed thereto in Section 4.01;

     "Feasibility Study" means a comprehensive study and report containing all material information, prepared in accordance with engineering standards of the highest quality (but which may be prepared by SGC) required to support a recommendation that one or more mineral deposits or suspected mineral deposits on or in a Property should be brought into Commercial Production and thereafter operated on a commercial basis. Without limiting the generality of the foregoing, any such study shall contain all requisite details respecting ore reserves, mine or pit design, mining plan, estimated mining rates and cut-off grades; results of all metallurgical analysis, the method of extracting and treating the ore, market analysis and proposed marketing arrangements, full environmental and social impact studies, all data, including cost estimates of mine development and construction, erection of plant, service facilities, roads, dumps, tailings disposal, power, water and transport, all operating costs contemplated and working capital requirements; the whole to be based upon work of sufficient scope to verify the existence of a commercial deposit on a Property without resort to any additional work. Such study shall include a timetable for placing the Property into Commercial Production, disclosing, on critical path, work required to be done during the construction period and the number of weeks estimated to elapse from the date of production commitment to the date when construction will be completed and Commercial Production will commence;

     "GAAP" means at any time accounting principles generally accepted in Canada at such time;

     "GBEM" has the meaning ascribed thereto above;

     "GBM" has the meaning ascribed thereto above;

     "Heads of Agreement" means the heads of agreement dated as of the 9th day of March, 1995 between SGC, GBEM and the Management Members (as defined in the Share Purchase Agreement);

     "JV Charter Documents' means the articles and by-laws or similar charter documents governing a JV Corporation;

     "JV  Corporation"  means a corporation  to be  incorporated  as provided in
Section 5.02;

     "JV Effective Date" shall mean the 10th Business Day after the date of the giving of an Exercise Notice under Section 5.01, or such later date mutually agreeable to the Participants having a Participation Interest in respect to the relevant Property upon which all conditions precedent to the consummation of the transactions enumerated in Sections 5.02, 5.03, 5.05 and 5.06 have been satisfied;

     "Laws" means all statues, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administration or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and "Law" means any one of them;

     "Participant" means a Party hereto or the assignee of a Party hereto that has a Participation Interest in respect of any particular Property or Properties, as the case may be, or, prior to the exercise of Participation Rights in respect thereof, a Party hereto or the assignee of a Party hereto that has Participation Rights;

     "Participation Interest" means a contributory participation interest of a Participant, in respect of a Property, which shall consist of Shares and Shareholder Advances in or made to the JV Corporation which holds such Property, which in the case of SGC or any assignee thereof shall, in respect of any Core Property, be in a percentage of up to 40% and, in respect of any other Property, be in a percentage of up to 10%, and shall be acquired by it upon the exercise by it of its Participation Rights in respect of such Property hereunder;

     "Participation Rights" means the rights of SGC (or any assignee thereof) to elect to acquire a Participation Interest of up to 40% in respect of any Core Property and, up to 10% in respect of any other Property, in each case in accordance with the terms and conditions hereof;

     "Parties" means SGC, GBEM, GBM and any other Person who may become a party to this Agreement; and "Party means any one of them;

     "Person"   means   an   individual,   partnership,    corporation,   trust,
unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning;

     "Programme" means a programme of work to be carried out on or relating to all or any indicated part of a Property during the period of time at an estimated cost (which may include a reasonable allowance for contingencies) therein set forth as accepted pursuant to the provisions hereof as the same may from time to time be amended as herein permitted, it being agreed that the word "Programme" may refer to either the actual work performed or to documentation relating thereto, as the context hereof may require;

     "Property" or "Properties" means (i) the Core Properties together with any other claims or other property or property rights (whether mining or surface rights) relating to the lands covered thereby, and (ii) any other claims or other property or property rights that may subsequently be acquired by GBEM or its assignees hereunder with the Area of Interest within the period of time commencing on the Effective Date and ending on the fifth anniversary of the Effective Date;

     "Share Purchase Agreement" means the share purchase agreement of even date herewith among SGC, GBEM and GBM in respect of, among other things, the purchase and sale of all of the common shares of GBEM.

     "Shareholder" means GBEM and any other Participant, including SGC, as shareholders of a JV Corporation to be incorporated at a future date as contemplated under this Agreement;

     "Shares of the JV Corporation" means the common shares and any other class or classes or series of shares in the capital of a JV Corporation to be incorporated at a future date as contemplated under this Agreement;

     "Time of Closing" has the meaning ascribed thereto in the Share Purchase Agreement; and

     "work" means development and/or other mining work in, on, under or relating to the Properties or a Property.

1.02 GENERAL. Any reference in this Agreement to gender shall include all genders, words importing the singular number only shall include the plural and vice versa, and any reference to any statute shall be deemed to extend to and include any amendment or re-enactment of such statute.

1.03 HEADINGS, ETC. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for the convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.04 CURRENCY. All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in U.S. Currency.

1.05 SEVERABILITY. Any Article, Section, Subsection or other subdivision of this Agreement and any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

1.06 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof with the exception of the Share Purchase Agreement and the Acknowledgment of Debt (as defined in the Share Purchase Agreement) and supersedes all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including the Heads of Agreement. There are no representations, warranties, conditions or other agreements, express or implies, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and therein.

1.07 AMENDMENTS. This AGREEMENT may only be amended, modified or supplemented by a written agreement signed by all of the Parties.

1.08 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

1.09 GOVERNING LAW. (1) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein which apply to contracts made and to be performed entirely in Quebec.

        (2) With respect to all such matters that the Parties have not in this Agreement agreed to be settled to the exclusion of the courts, SGC hereby irrevocably attorns and submits to the exclusive jurisdiction of courts of competent jurisdiction in the Province of Quebec and hereby appoints Ogilvy Renault as agent for the service of any process in the Province of Quebec with respect to any matter arising under or related to this Agreement.

        (3) With respect to all such matters that the Parties have not in this Agreement agreed to be settled with the exclusion of the courts, GBM and GBEM hereby irrevocably attorn and submit to the exclusive jurisdiction of courts of competent jurisdiction in the Province of Quebec and hereby appoints McCarthy Tetrault agent for the service of any process in the Province of Quebec with respect to any matter arising under or related to this Agreement.

1.10 INCLUSION. Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.11 ACCOUNTING. All accounting terms not specifically defined in this AGREEMENT shall be construed in accordance with GAAP. Where the Canadian Institute of Chartered Accountants include a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers and references herein to GAAP shall be interpreted accordingly. All financial data or determinations prepared or required in respect of this Agreement or relevant hereto shall be prepared in accordance with GAAP.

1.12 DAY NOT A BUSINESS DAY. If any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.


                                    ARTICLE 2

                              PARTICIPATION RIGHTS

2.01 PARTICIPATION RIGHTS. In consideration of the sum of One ($1.00) Dollar (the receipt and adequacy of which consideration are acknowledged by GBEM), GBEM hereby agrees to grant, and shall be deemed conclusively to have granted concurrently with such payment, to SGC the Participation Rights, such Participation Rights being applicable separately to each of the Properties, and exercisable by SGC (or its permitted assigns) for a Participation Interest in respect of each Property which is a Core Property, up to a maximum of 40% and, in respect of any other Property, up to a maximum of 10%, in accordance with the terms and conditions of this Agreement.

2.02 CONDITIONALITY. The effectiveness of the terms and conditions of this Agreement, including the granting of the Participation Rights provided for in
Section 2.01, shall be subject to the completion of the Closing.

                                    ARTICLE 3

                    EXPLORATION/FEASIBILITY PERIOD OPERATIONS

3.01 exploration/FEASIBILITY PERIOD OPERATIONS. During the Exploration/Feasibility Period, GBEM will have the sole responsibility for financing and designing and conducting exploration, development and operating Programmes for the Property and will have exclusive possession of the Property for the purposes thereof. It is acknowledged and agreed by the Parties that SGC shall not be involved in the management or operation of any Property at any time prior to a JV Effective Date, if any, in respect thereof and upon a Joint Venture Effective Date and thereafter only through its Participation Interest in the relevant JV Corporation.

3.02 FUNDING DOCUMENTATION. The use (which shall include any provision of a copy in draft or final form to any Person whatsoever) by or on behalf of GBEM or any of its directors, officers, employees, representatives, advisors or agents of any materials, data or other documents (whether in written or computer retrievable form) in connection with or in any manner related to the raising of capital or funding for GBEM. GBEM or any JV Corporation or otherwise, insofar as such materials, data or other documents deal with, describe or contain any reference to matters prior to the Effective Date relating to SGC or the ownership of its shares or the affairs (as defined in the Canada Business Corporations Act at the Date hereof) of GREAT BASIN EXPLORATION AND MINING CO., INC. shall be subject to SGC's prior written approval, which approval shall not be unreasonably withheld. SGC shall respond within 10 Business Days of receiving a written request from GBEM or GBM to be able to make use of such materials, data or other documents.


                                    ARTICLE 4

                                FEASIBILITY STUDY

4.01 FEASIBILITY STUDY. If at any time GBEM concludes, acting reasonably, that there is sufficient evidence that a potential orebody exists upon or in a Property in respect of which a Participant holds Participation Rights and that a Feasibility Study should be prepared, it shall by written notice so inform any Participant who holds Participation Rights in respect of such Property. Such written notice (the "Feasibility Notice") shall (i) include a pre-feasibility study setting out in reasonable detail acceptable to such Participant, acting reasonably, all of the material information upon the basis of which GBEM has reached its aforesaid conclusion; (ii) provide such Participant with a right to participate in the selection of the Person to prepare the Feasibility Study; and
(iii) provide such Participant, at such Participant's sole discretion, with the right to participate in the preparation of the Feasibility Study at its own cost (it being acknowledged and agreed that whenever any Participant does not elect to participate in the preparation of a Feasibility Study at its own cost, any and all costs and expenses related to the preparation of a Feasibility Study shall be borne exclusively by GBEM).

4.02 DELIVERY OF FEASIBILITY STUDY. If the Feasibility Study is prepared by GBEM or a Participant, a copy thereof shall be delivered to each of the Parties then having Participation Rights in respect of the Property which is the subject of the Feasibility Study along with the Budged referred to in Section 5.01.

4.03 DUTY TO COMMERCIALLY DEVELOP PROPERTY. If a Feasibility Study indicates that a Property contains an orebody and recommends that work be commenced with a view to bringing such Property into Commercial Production, the Participants shall not be obligated to bring same into Commercial Production.

                                    ARTICLE 5

                              DEVELOPMENT DECISION

5.01 EXERCISE OF PARTICIPATION RIGHTS. Within 90 days (the "Exercise Period") of the receipt by such Participant of a completed Feasibility Study and a Budget in respect of the initial fiscal year of a JV Corporation, each Participant which holds Participation Rights in respect of the Property which is the subject of the Feasibility Study shall give a written notice (the "Exercise Notice") to GBEM whether or not such Participant elects to exercise its respective Participation rights to acquire a Participation Interest in the said Property. Such election, and the percentage amount of any participation Interest elected (the "Elected Percentage'), shall be at the sole discretion of the Participants subject to an aggregate maximum in the case of SGC and its assignees hereunder of 40% in the case of any Core Property and 10% in the case of any other Property, and the Elected Percentage shall be set out in the Exercise Notice. If a Participant who holds Participation Rights in respect of such Property fails to give an Exercise Notice within the Exercise Period, such Participant shall be deemed to have waived the right to elect to acquire a Participation Interest in respect of such Property, but shall not be deemed to have waived any rights with respect to any other Property in respect of which said Participant holds Participation Rights.

5.02 INCORPORATION OF JV CORPORATION. In the event that a Participant shall have exercised its Participation Rights in accordance with Section 5.01, such Participant and GBEM shall incorporate a JV Corporation under the statute of any mutually agreeable jurisdiction or, on the failure or inability of the Participant and GBEM on or before the JV Effective Date to agree upon such jurisdiction, under the Canada Business Corporations Act, having its head office in a location mutually agreeable to the Participant and GBEM or, on the failure or the inability of the Participant and GBEM to agree on or before the JV Effective Date upon such location, in Montreal, Canada, as soon as possible after the giving of the relevant Exercise Notice, and in any case on or before the relevant JV Effective Date. Such JV Corporation shall upon incorporation execute and deliver, in a form satisfactory to the Participant(s), acting reasonably, a counterpart to this Agreement agreeing to be bound by the terms and conditions hereof as if it were a Party hereto.

5.03 TRANSFER OF PROPERTY. On or before the JV Effective Date relevant to the particular JV Corporation, GBEM shall execute and deliver all documents and instruments necessary or advisable in the opinion of the Participant's counsel, acting reasonably, for the purpose of selling, assigning, transferring and conveying to the JV Corporation all of GBEM's right, title and interest, free of any Encumbrances, in the Property in respect of which the Participant shall have exercised its Participation Rights and the transaction of Purchase and sale contemplated herein shall be completed upon such date.

5.04 AUDIT OF EXPLORATION EXPENDITURES. At any time and from time to time a Participant shall have the right to request an audit or to cause to be carried out an audit, at its own expense, of the amounts and allocations of Exploration Expenditures in respect of any Property and GBEM and its assignees shall make available to the Participant for this purpose all relevant documents, records and other information as may be reasonably requested by the Participant.

5.05 PAYMENT OF SALES TAX AND REGISTRATION CHARGES ON TRANSFER. The relevant JV Corporation shall be liable for and shall pay all land transfer taxes, federal, provincial and state sales taxes and all other taxes, duties, registration charges or other like charges properly payable upon and in connection with the sale, assignment, transfer and conveyance to it of any Property by GBEM hereunder. The Parties agree that they will use their reasonable best efforts in good faith to minimize (or eliminate) any taxes payable under applicable legislation in respect of such sale, assignment, transfer and conveyance, by among other things, making such elections or taking such steps in such manner as may be provided for under applicable legislation as may reasonable be requested by SGC in connection herewith.

5.06 ISSUE BY JV CORPORATION AND ASSIGNMENT BY GBEM OF PROMISSORY NOTES. On the JV Effective Date, the JV Corporation shall in respect of and upon the transfer by GBEM of the relevant Property to the JV Corporation, issue in favour of GBEM the following promissory notes: (i) a promissory note (the "Core Property Note") in the aggregate amount of the Core Property Expenditures in respect of such Property, if any; and (ii) a promissory note (the "Exploration Expenditure Note:) in the aggregate amount of the Exploration Expenditures allocated in respect of such Property. GBEM shall immediately thereupon assign and transfer to SGC (or its assignees as their respective interests may appear) the Core
Property Note, where applicable, in consideration of the payment by the Participant to GBEM of the amount of $1.00 and this shall constitute GBEM's irrevocable direction to the JV Corporation to deliver same to and in favour of SGC (or its assignees as their respective interests may appear).

5.07 CONDITIONS WITH RESPECT TO THE JV CORPORATION IN FAVOUR OF GBEM. The obligation of GBEM to consummate the transactions contemplated in Sections 5.02, 5.03, 5.05, and 5.06 is subject to compliance with the following conditions precedent on or before each JV Effective Date, namely:

         (a) That each Participant other than GBEM shall have subscribed for the Shares of the JV Corporation referred to in Section 5.09 hereof; and

         (b) that the representations and warranties of SGC, if SGC is a Participant, and of any other Participant, as if such Participant had made the representations and warranties of SGC, mutatis mutandis, contained in section
8.02 shall be true and correct as if made on and as such JV Effective Date.

5.08 CONDITIONS WITH RESPECT TO THE JV CORPORATION IN FAVOUR OF SGC. The obligation of SGC, or any other Participant, to consummate the transactions contemplated in Section 5.02, 5.03, 5.05, and 5.06 is subject to compliance with the following conditions precedent on or before JV Effective Date, namely:

         (a) that GBEM shall have effected the conveyance of the relevant Property to the JV Corporation in accordance with Section 5.03 hereof;

         (b) that GBEM shall have subscribed for the Shares of JV Corporation referred to in Section 5.09 thereof;

         (c) that the representation and warranties of GBEM contained in Section
8.01 shall be true and correct as if made on and as of such JV Effective Date;

         (d) that there shall have been delivered to SGC or the Participant the favorable opinion of counsel as to matters set forth in Section 8.01 hereof and with respect to such other matters as SGC or the Participant in its discretion shall request, such opinion to be in form and substance satisfactory to SGC or the Participant; and

         (e) that there shall have been delivered to SGC such acknowledgments, consents or subordinations, executed by any Person having an interest in or Claim or Encumbrances in respect of the Property, and such acknowledgments, consents or subordinations shall be in such form, as SGC or the Participant may reasonably request.

5.09 INITIAL CAPITALIZATION. Upon the incorporation of each JV Corporation, such JV Corporation shall issue upon a subscription, at a price of $1.00 per share by GBEM and any Participant, respectively, (or such other amount as may be mutually agreed upon by GBEM and such Participant(s) having regard to the financing needs of the JV Corporation), the following initial numbers of common shares (or such other initial numbers of common shares or other shares of the JV Corporation as may be mutually agreed upon by GBEM and such Participant(s) having regard to the financing needs of the JV Corporation): (i) to any Participant other than GBEM, a number of common shares equal to its Elected Percentage times 100; and (ii) to GBEM, a number equal to the difference between 100 and the aggregate number of common shares issued to Participants.

5.10 ADDITIONAL CAPITALIZATION. (1) The Parties agree that the financing of each JV Corporation, to the extent that financing from Persons other than the Shareholders is unavailable, shall be effected by means of loans or advances by the Shareholders to the JV Corporation (each a "Shareholder Advance") or by means of a Share Financing (as defined below).

         (2) If the board of directors of a JV Corporation from time to time determines that Shareholder Advances are required by the JV Corporation, the JV Corporation shall make a written demand to all of the Shareholders for such Shareholder Advances. The Shareholders shall make Shareholder Advances to the JV Corporation by way of loans, the terms and conditions of which shall be established by the board of directors of the JV Corporation and shall be the same for all Shareholders in respect of any written demand, except with respect to principal amount which shall be proportionate as hereinafter provided. The Shareholder Advances in respect of a fiscal year shall not without the consent of the Shareholders exceed the Development/Production Expenditures set out in the Budget for the relevant fiscal year. The amounts required to be paid by Shareholders in response to a written demand for Shareholder Advances shall be in proportion of their respective holdings of Shares in the JV Corporation (the "Share Proportion"), provided that whenever any Participant shall, taking account of the indebtedness represented by the Core Property Note and the Exploration Expenditure Note as if these had been findings of the JV Corporation incurred by the respective Participant, have funded the JV Corporation in a proportion less than its Share Proportion, such Participant shall be obligated to make a Shareholder Advance or Shareholder Advances in an amount necessary to bring its funding up to the level of its Share Proportion, and thereafter all Shareholder Advances by Shareholders shall be in their respective Share Proportions. Each Shareholder Advance made by a Shareholder shall be evidenced by a demand promissory note of the JV Corporation (an "SA Promissory Note"). The repayment of the Shareholder Advances shall be in such amounts and at such times as may be determined by the board of directors of the JV Corporation.

         (3) Where a Shareholder fails to make full payment of a Shareholder Advance as required to be made pursuant to Section 5.10(2), the Participation Interest of such Shareholder shall be adjusted to the extent that the Shareholder's proportionate holding of Shares of the JV Corporation shall be equal to the proportion that the total of the then outstanding SA Promissory Notes (and any promissory notes issued pursuant to Section 5.06) issued to the Shareholder is of the totaling then outstanding of the SA Promissory Notes (and any promissory notes issued pursuant to Section 5.06) of the JV Corporation. The manner of effecting such adjustment in shares of a Shareholder shall be at the discretion of the board of directors of the JV Corporation and may include such means as a repurchase by the JV Corporation of shares held by a Shareholder, the transfer of shares to other Shareholders or the issue of shares to any non-defaulting Shareholders, at a fair market value.

         (4) The board of directors of the JV Corporation may, in lieu of any determination to make a written demand to Shareholders for Shareholder Advances, make a call upon the Shareholders to subscribe for additional Shares of the JV Corporation, on a pro rata basis to their then outstanding Shares of the JV Corporation, having such conditions and in such amounts as the directors may determine (a "Share Financing") for an aggregate consideration in respect of any fiscal year not to exceed the Development/Production Expenditures set out in the Budget for the relevant fiscal year. Each such Share Financing made by a Shareholder shall be evidenced of a share certificate duly executed and delivered by the JV Corporation.


                                    ARTICLE 6

                                 JV CORPORATION

6.01 ACTIONS BY JV CORPORATION. The Parties agree to vote their Shares of the JV Corporation so as to cause the JV Corporation to act in the manner provided for herein.

6.02 AGREEMENT OF SHAREHOLDERS. From and after the relevant JV Effective Date, the Shareholders shall cause their respective nominees to be elected or appointed to the board of directors of the JV Corporation in accordance with the provisions of this Agreement and will themselves do, and cause the JV Corporation at all times thereafter to do, or cause to be done, all such acts and things and from time to time execute and deliver or cause to be executed and delivered such documents and agreements as may be necessary or advisable in the reasonable opinion of any Shareholder, to give effect to the terms and provisions of this Agreement so that, in consideration of being vested with all the rights, privileges and benefits expressed to be vested in the JV Corporation and them pursuant to this Agreement, the JV Corporation and the Shareholders will become subject to all of the obligations and liabilities expressed to be imposed upon the JV Corporation and them respectively hereunder.

6.03 CONDUCT OF AFFAIRS OF THE JV CORPORATION. The Shareholders shall, from time to time and at all times, subject as hereinafter provided, vote or cause to be voted all Shares of the JV Corporation owned by them and will cause, to the extent consistent with applicable law, their respective nominees on the board of directors of the JV Corporation from time to time to vote:

         (a) to elect as directors of the JV Corporation nominees of GBEM and SGC elected shall be in proportion to their respective Shares in the JV Corporation then held, provided that one such director shall be a nominee of SGC where its Participation Interest is not less than 5% and provided that in the event that any director is replaced, resigns or is otherwise removed, such director shall be replaced by a nominee of GBEM where GBEM has proposed the nomination of the said director and by a nominee of SGC where SGC has proposed the nomination of the said director;

         (b) to provide that a quorum of the board of directors of the JV Corporation shall require the presence of at least one director who is a nominee of SGC (or any assignee thereof) so long as it holds not less than 5% of the Shares in the JV Corporation;

         (c) to provide that a quorum for a meeting of shareholders shall require the presence of SGC (or any assignee thereof) so long as it holds Shares in the JV Corporation, provided that if such quorum is not present at any meeting of Shareholders, such meeting shall be adjourned for a time not less than ten Business Days after the time for which such meeting was called and those Shareholders present at such adjourned meeting shall constitute a quorum for all purposes of such adjourned meeting;

         (d) to cause all certificates representing Shares of the JV Corporation to bear the following legend or words substantially similar in effect, in legible type on either the face or reverse side thereof:

                   "The shares represented by this certificate are subject to the terms and conditions of an agreement made as of the 31st day of May, 1995, a copy of which agreement is on file at the registered office of the Corporation."

         (e) to sanction, approve, consent to and otherwise facilitate any transfer of Shares of the JV Corporation made in compliance with, or which is required to be made by, the provisions of this Agreement;

         (f) to provide that meetings of the Shareholders of the JV Corporation shall be:

              (i)  held at the call of any director of the JV Corporation;

              (ii) held at the head office of the JV Corporation or such other place within Canada as may be agreed upon by a director representative of SGC and a director GBEM and held on such minimum notice as may be permitted by applicable law, unless waived at any time by all Shareholders entitled to attend;

         (g) to provide that meetings of the directors of the JV Corporation shall be:

              (i) Held at the head office of the JV Corporation or such other place within Canada as may be agreed upon by a director representative of SGC and a director representative of GBEM;

              (ii) held at the call of any director of the JV Corporation; and

              (iii) may be held by conference telephone call provided that the participants can speak to and hear each other;

         (h) to cause to be presented to the board of directors of the JV Corporation for review, examination and approval:

              (i) prior to the end of the third quarter in each fiscal year (with the exception of the first fiscal year of the JV Corporation in respect of which a Budget shall have been delivered at the time of the Feasibility Study pursuant to Section 5.01) a Budget showing the projected Development / Production expenditures by month for the succeeding fiscal year, including the projected balance sheet, revenues and expenditures, source and application of funds and capital expenditures for such forthcoming fiscal year; and

              (ii) as soon as practicable, and in any case no later than 60 days, after the end of each fiscal quarter of the JV Corporation, financial statements including a balance sheet and statements showing revenues and expenditures, source and application of funds and capital expenditures for such fiscal quarter of the JV Corporation, which financial statements shall be on a comparative basis with the same quarter in the preceding fiscal year and with the Budget referred to in (h)(i) above and prepared in accordance with GAAP;

         (i) to cause the directors of the JV Corporation to permit one director representative of each Shareholder to have present with him at any meeting of directors of the JV Corporation an advisor of such director's choice;

         (j) to ensure that the Charter Documents of the JV Corporation shall provide for and be in accordance with the foregoing;

6.04 UNANIMOUS CONSENT FOR CERTAIN MATTERS. Without the unanimous consent of the Shareholders expressed by a resolution of their respective nominee directors present at a meeting of directors of the JV Corporation and entitled to vote thereat:

         (a)  no amendment shall be made to the Charter Document provisions;

         (b) no change shall be made in the authorized or issued capital of the JV Corporation;

         (c) the JV Corporation shall not enter into any agreement or make any offer or grant any right capable of becoming an agreement to allot or issue any shares in its capital;

         (d) the JV Corporation shall not take any steps to wind-up or terminate its corporate existence;

         (e) the JV Corporation shall not take hold, subscribe for or agree to purchase or acquire shares or other securities in the capital of any other Person;

         (f) the JV Corporation shall not directly or indirectly make loans or advances to, or give security for or guarantee the debts of any other Person; provided that this provision shall not be deemed to prohibit the investment of surplus funds by the JV Corporation from time to time in normal short term investments;

         (g) the JV Corporation shall not sell, lease, exchange or otherwise dispose of its entire undertaking or property or assets or any substantial part thereof;

         (h)  the  JV  Corporation  shall  not  enter  into  any  management  or
employment   contracts  in  respect  of  any  officer  or  director  of  the  JV
Corporation;

         (i) the JV Corporation shall not create, assume or become liable for any borrowing or mortgage, pledge, charge, grant a security interest or otherwise Encumber any of its assets in an amount in excess of $250,000;

         (j) the JV Corporation shall not approve annual financial statements which are not prepared in accordance with GAAP;

         (k) the JV Corporation shall not declare or pay any dividends or make any distribution, whether in cash, in stock or in specie, or any of its outstanding shares of any class;

         (l) the JV Corporation shall not authorize the dealing, directly or indirectly, in or by any subsidiary of the JV Corporation with any matters of the kind referred to in (a) to (k) inclusive above.

6.05 PREEMPTIVE RIGHTS. No issuance of Shares of the JV Corporation or securities exchangeable or exercisable for or convertible into Shares of the JV Corporation may be made except where in respect of each class or series of shares proposed to be issued each Shareholder shall be accorded preemptive rights in respect of each such class or series on a pro rata basis to their then outstanding shares of the JV Corporation.

6.06 ATTORNMENT TO JURISDICTION. The JV Corporation shall, with respect to all matters that the Parties to this Agreement have not herein agreed to be settled to the exclusion of the courts, irrevocably attorn and submit to the exclusive jurisdiction of courts of competent jurisdiction in the Province of Quebec and shall appoint an agent for the service of any process with respect to any matter arising under or related to this Agreement.

                                    ARTICLE 7

                            SALES, ASSIGNMENTS, ETC.

7.01 RIGHT TO ASSIGN PARTICIPATION RIGHTS. SGC shall be entitled, notwithstanding Section 7.02, as its sole discretion to sell, assign, transfer or otherwise dispose of its Participation Rights hereunder in respect of any one or more Properties to any Person(s) at any time and from time to time and in whole or in part. Any assignee of any part or the whole of SGC's Participation Rights hereunder shall execute a counterpart of this Agreement and thereupon become a Participant hereunder. For greater certainty, where SGC shall have exercised its Participation Rights in respect of any Property and acquired a Participation Interest in respect thereof as provided in Section 5.01, any sale, assignment, transfer, conveyance or other disposition of such Participation Interest shall be subject to Section 7.02.

7.02 NOTICE AND EXERCISE OF RIGHT OF FIRST REFUSAL. (1) Unless otherwise permitted or required by this Agreement, no Participant (including for greater certainty GBEM) may sell, assign, transfer or otherwise dispose of, or purport to agree to sell, assign, transfer or otherwise dispose of, in whole or in part, directly or indirectly, any Participation Interest which it may hold including any Shares in the JV Corporation or any Shareholder Advances, or any interest therein or, without the written consent of the other Shareholders in such JV Corporation, Encumber or agree to Encumber any Participation Interest which it may hold including any Shares in the JV Corporation or any Shareholder Advances by it.

         (2) Subject to Section  7.04,  if a  Participant  (hereinafter  in this
Article 7 called the "Seller") shall wish to sell, assign, transfer or otherwise dispose of all or part of its Participation Interest in respect of a JV Corporation, the other Participants who hold a Participation Interest in respect of such JV Corporation (hereafter in this Article 7 called the "Buyer(s)") shall be entitled to a right of first refusal in respect thereof as follows:

              (i) The seller shall give written notice (hereafter called the "Offering Notice") to the Buyer(s) of the Seller's desire to sell. The Offering Notice shall describe the Participation Interest or part thereof that is being offered for sale, shall state the bona fide consideration and other terms on which the sale is desired to be made by the Seller including all conditions to the agreement imposed or to be imposed by the Seller. If the Offering Notice refers to any non-cash consideration then it shall also contain the Seller's estimate of the cash equivalent of such non-cash consideration. If the Seller and Buyer(s) have not within 30 days after delivery of the Offering Notice agreed upon the cash equivalent of the non-cash consideration then this question shall be determined by arbitration pursuant to Article 10 hereof. The time for acceptance under paragraph 7.02(2)(ii) shall be extended for the time required to complete the arbitration;

              (ii)  the offer in the Offering Note shall:

                   (a) be open for acceptance for a period (hereinafter call the "Acceptance Period") of 90 days after receipt by the Buyer(s) of the Offering Notice or 90 days after receipt by the Buyer(s) of notice from the Seller of fulfilment or waiver of all conditions specified in the Offering Notice previously furnished to them, whichever is the later;

                   (b) be irrevocable by the seller during the Acceptance Period; and

                   (c) upon fulfilment or waiver of such conditions by the unconditional obligation of the Seller;

              (iii) the Buyer(s) shall be entitled to acquire the Participation Interest or part thereof offered for sale and the Buyer(s) may purchase the amount offered in the ratios they agree upon or, failing such agreement, in the ratio of the Participation Interests of those Buyers who wish to buy what is offered for sale;

              (iv) the Buyer(s) wishing to buy shall give written notice thereof to the Seller and all other Buyer(s) before the expiration of the Acceptance Period. Such notice of acceptance shall state the limit, if any, on the amount of the Participation Interest each Buyer wishes to buy from the Seller. The other Buyer(s) may acquire the amount not desired by an Buyer and shall acquire it by purchase in such ratios as they agree upon or in the ratio of their Participation Interests prior to the offer being made;

              (v) if the Buyer(s) do not within the Acceptance Period give notice of acceptance for the price and on the terms offered in the Offering Notice to purchase collectively all of the Participation Interest offered in the Offering Notice to purchase collectively all of the Participation Interest offered for sale then the Seller shall be free for a period of 180 days after the expiry of the Acceptance Period (or, if any third-party approvals are required in connection with a proposed sale, and application for such approvals has been made during such 180-day period, and such applications continue thereafter to be prosecuted with reasonable diligence, within such longer period thereafter as may reasonably be necessary for the prosecution to conclusion of such applications but not longer in any event than 360 days after the expiry of the Acceptance Period) to sell to their parties the Participation Interest first offered for sale on terms no less favourable to the Seller than those described in the Offering Notice; and

              (vi) if the Seller does not sell, assign, transfer, convey or otherwise dispose of a Participation Interest or part thereof by one of the methods provided for in this Section 7.02, then any subsequent sale of the same or any other Participation Interest which the Seller wishes to make, shall again be subject to all of the provisions of this Section 7.02.

         (3) The purchase and sale of the Participation Interest resulting from the acceptance of an Offering Notice pursuant to clause 7.02(2)(iv) shall be completed at the office of the counsel of the Seller in the City of Toronto, Province of Ontario, Canada at 10:00 o'clock in the forenoon (Toronto time) on the fifth Business Day after such offer has been accepted. Such place and time are sometimes hereafter referred to as the "Place of Closing" and "Closing Time" respectively. At the Closing Time, the payment of the purchase price for the Participation Interest shall be made by the Buyer(s) against delivery by the Seller of a certificate or certificates representing the Shares of the JV Corporation to be purchased, duly endorsed in blank for transfer, together with duly executed assignments of the promissory notes representing the indebtedness of the JV Corporation to the Seller.

         (4) If the Seller is not present at the Place of Closing at the Closing Time, or is present but fails for any reason whatsoever to produce and deliver to the Buyer the said certificate or certificates duly endorsed in blank for transfer and duly executed assignments of the indebtedness of the JV Corporation to the Seller, then the purchase price for the Participation Interest shall be deposited by the Buyer into a special account at a branch of the JV Corporation's bankers in the name of the Seller. Such deposit shall constitute valid and effective payment of the purchase price for the Participation Interest to the Seller even though the Seller has voluntarily Encumbered or disposed of any of the Shares of the JV Corporation and/or indebtedness (if any) constituting all or part of the Participation Interest and notwithstanding the fact that a certificate or certificates or assignments or assignments for any of the said Shares of the JV Corporation and/or indebtedness may have been delivered to any pledgee, transferee or other Person.

         (5) If the purchase price for the Participation Interest is deposited pursuant to clause (4) into a general account at a branch of the JV Corporation's bankers in the name of the Seller, then from and after the date of such deposit, and even though the certificate or certificates and assignments endorsing the Participation Interest have not been delivered to the Buyer, the purchase of the Participation Interest shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to the Participation Interest shall be conclusively deemed to have been transferred and assigned to and become vested in the Buyer and all right, title, benefit and interest, both at law and in equity, of the Seller, or of any transferee, assignee or other Person having any interest, legal or equitable, thereon or thereto, whether as a shareholder or creditor of the JV Corporation or otherwise, shall cease and determine provided, however, that the Seller shall be entitled to receive the purchase price, as deposited, without interest.

         (6) The Seller hereby irrevocably constitutes and appoints the Buyer as its true and lawful attorney-in-fact and agrees for, in the name of and on behalf of the Seller to execute and deliver in the name of the Seller all such assignments, transfers, deeds and instruments as may be necessary effectively to transfer and assign the Participation Interest, or any part thereof to the Buyer, or its nominee or nominees, on the books of the JV Corporation. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency or bankruptcy of the Seller and the Seller hereby ratifies and confirms and agrees to ratify and confirm all that the Buyer may lawfully do or cause to be done by virtue of the provisions hereof. The Seller hereby irrevocably consents to any transfer of the Participation Interest or any part thereof made pursuant to the provisions of clauses 7.02(5) and (6). The Seller shall be entitled to receive the purchase price deposited with the bankers of the JV Corporation upon delivery to the JV Corporation of certificates evidencing the Shares of the JV Corporation so purchased duly endorsed in blank for transfer together with duly executed assignments of the indebtedness of the JV Corporation to the Seller constituting part of the Participating Interest.

7.03 RECONSTITUTION OF THE SHARES OF THE JV CORPORATION. The Participants agree that the provisions of this Agreement relating to Shares of the JV Corporation shall apply mutatis mutandis to any shares or securities into which such shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities which are received by the Parties hereto as a stock dividend or distribution payable in shares of securities of the JV Corporation and to any shares or securities of the JV Corporation or of any successor or continuing company or corporation to the JV Corporation which may be received by the Shareholders on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

7.04 EXEMPT TRANSFERS. Notwithstanding section 7.02 hereof, a Participant at any time may sell, assign, transfer or otherwise dispose of its Participation Interest to an Affiliate of such Participant provided that such Affiliate shall assume the obligations of the Participant and become a Party to this Agreement and the Participant shall, if required by the other Participants who hold a Participation Interest in respect of such JV Corporation, guarantee the performance of the obligations assumed by the Affiliate.

7.05 LIMITATION ON EXEMPTION. No Participant may, after the sale, assignment, transfer, or other disposition of its Participation Interest or any portion thereof to an Affiliate pursuant to Section 7.04, take or permit any action whereby such Affiliate will cease to be an Affiliate without first either causing the Affiliate to retransfer its entire Participation Interest to the Participant from which the Participation Interest was acquired or causing it to offer the Participation Interest then held by it to the other Participants, in the manner provided in Section 7.02, at such price as it determines to be the fair market value thereof. If notwithstanding the foregoing, a Participant that acquired its Participation Interest pursuant to Section 7.04 ceases to be an Affiliate of the Person from which it acquired the Participation Interest, it shall forthwith offer that Participation Interest to the other Participants who hold a Participation Interest in respect of such JV Corporation,, in the manner provided in Section 7.02, at such price as it determines to be the fair market value thereof. For the purposes of this Section 7.05 only, if an offeree Participant wishes to purchase the Participation Interest offered, or its pro rata share thereof, but disputes the offeror's determination of fair value, it may require the value to be determined by arbitration pursuant to Article 10, in which event it will be required to purchase, and the offeror required to sell, the offered Participation Interest (or the offeree's pro rata share if more than one offeree intends to purchase) at the value determined by arbitration, without unreasonable delay following the award of the arbitrator or arbitrators.

7.06 SALE OF PROPERTY. (1) Subject to Section 5.03 GBEM shall have the right to sell, transfer or otherwise dispose of (other than by abandonment pursuant to Article 13) any Property in respect of which no Feasibility Notice has been given, provided that each Participant having Participation Rights in respect of such Property shall have the option at its sole discretion of either (i) maintaining its rights under this Agreement in respect of such Property or (ii) being paid by GBEM an amount in cash representing that proportion of the amount of the proceeds from the sale of such Property equivalent to the percentage represented by the Participation Rights of such Participant. Where a Participant elects to maintain its rights under this Agreement in respect of such Property, GBEM shall not sell or otherwise dispose or transfer the Property unless contemporaneously therewith the prospective buyer or other transferee of such Property agrees to be bound by the terms of this Agreement with respect to such Participant's Participating Rights in a manner satisfactory to such Participant.

         (2) For the purpose of permitting a Participant to make a decision in accordance with subsection 7.06(1), GBEM shall provide all Participants holding Participation Rights in respect of a Property which is the subject of a proposed sale with notice of such proposed sale (the "Sale Notice") 30 days before the date of the proposed closing of such sale. The Sale Notice shall describe the Property to be sold, the bona fide consideration or other terms on which the sale is desired to be made including all conditions to the agreement imposed or to be imposed by the seller or transferor and the name of the prospective buyer or transferee. If the Sale Notice refers to any non-cash consideration, then it shall also contain the seller's estimate of the cash equivalent of such non-cash consideration. If the seller and the Participants entitled to such Sale Notice have not within 30 days after delivery of the Sale Notice agreed upon the cash equivalent of the non-cash consideration then the question shall be determined by arbitration pursuant to Article 10 hereof. The date of this completion of the proposed sale shall be postponed until the completion of the arbitration. A Participant shall have 30 days from the date of receipt of the Sale Notice to make a decision in accordance with subsection 7.06(1). Where a Participant fails to notify GBEM of its decision within such 30 day period, such Participant will be deemed to have elected to receive its share of the proceeds from the sale or other transfer or disposition from such Property in cash.

7.07 DISCHARGE OF TRANSFEROR. No assignment by a Participant of any interest less than its entire interest in this Agreement, in any JV Corporation and in the Properties shall discharge if from any of its obligations hereunder, but upon the transfer by a Participant of the entire interest at the time held by it in this Agreement, in any JV Corporation and in the Properties otherwise than upon the enforcement of any security interest granted by it (and whether to one or more transferees and whether in one or in a number of successive transfers) and fulfilment of the requirements of this Article 7, it shall be deemed to be discharged from all Obligations hereunder save and except for contractual commitments accrued due prior to the date on which such transfer is made.

7.08 SURVIVORSHIP OF INTERESTS. Any and all sales, assignments, transfers, conveyances or other dispositions made by any Participant (or its successors in interest) of any and all of its Participation Interest shall be subject to the terms, covenants and conditions of this Agreement and all applicable Laws. The provisions of this Agreement shall be deemed to be covenants running with any such Participation Interest acquired hereunder and all such sales, assignments, transfers, conveyances and dispositions thereof. No transferee of a Participation Interest or any part thereof shall have any interest therein until it executes and delivers to such other Participants who hold a Participation Interest in respect of the Property being transferred, a counterpart of this Agreement thereby agreeing to be bound by the terms and provisions of this Agreement in the same manner and to the same extent as though the transferee had been a party in the first instance and irrespective of the date on which any liability or obligation arouse hereunder.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

8.01 REPRESENTATIONS AND WARRANTIES OF GBEM. GBEM represents and warrants as follows to all other Participants (such representations and warranties being of a continuous nature and deemed to be effective at all times during the term of this Agreement) and acknowledges and confirms that such Participants are relying on such representations and warranties in the entering into by them of this
Agreement:

         (i) GBEM is a corporation duly incorporated and existing under the laws of its jurisdiction of incorporation;

         (ii) GBEM has all necessary corporate power to enter into and to perform its obligations under this Agreement and any agreement and instrument referred to or contemplated by this Agreement;

         (iii) the execution, delivery and performance by GBEM of this Agreement and any other agreement or instrument to be executed and delivered by it hereunder and the consummation by it of all the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GBEM;

         (iv) each of this Agreement and any other agreement or instrument to be executed and delivered by GBEM hereunder constitutes a legal, valid and binding obligation of GBEM enforceable against it in accordance with its terms;

         (v) GBEM is not subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any Encumbrance or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement or any other agreement or instrument to be executed and delivered by GBEM hereunder;

         (vi) GBEM owns the legal and beneficial right, title and interest in and to the Core Properties as described in Schedule B' hereto free and clear of any encumbrance and has the exclusive right to deal with the Core Properties as herein contemplated provided that the maintenance of the aforesaid right, title and interest is subject to the making by GBEM of the payments in the amounts and as otherwise provided for in Schedule
"B'.

         (vii) there is no Claim of any nature pending or, to GBEM's knowledge, threatened against it relating to the Properties; and

         (viii) no Person except as set out in Schedule B' hereto has any proprietary or possessory interest in the Properties other than as sent out in this Agreement and except as set out in Schedule B' hereto no Person is entitled to any royalty or similar interest on any minerals, ores, metals or concentrates or any other such products removed from the Properties.

8.02 REPRESENTATIONS AND WARRANTIES OF SGC. SGC represents and warrants as follows to GBEM (such representation and warranties being of a continuous nature and deemed to be effective at all times during the term of this Agreement) and acknowledges and confirms that GBEM is relying on such representations and warranties in the entering into by it of this Agreement:

         (i) SGC is a corporation duly incorporated and existing under the laws of its jurisdiction of incorporation;

         (ii) SGC has all necessary corporate power to enter into and to perform its obligations under this AGREEMENT and any Agreement and instrument referred to or contemplated by this Agreement;

         (iii) the execution, delivery and performance of SGC of this Agreement and any other agreement or instrument to be executed and delivered by it hereunder and the consummation by it of all the transactions contemplated hereby and thereby have been duly authorized or will by the Closing Date have been duly authorized by all necessary corporate action on the part of SGC;

         (iv) each of this Agreement and any other agreement or instrument to be executed and delivered by SGC hereunder constitutes a legal, valid and binding obligation of SGC enforceable against it in accordance with its terms;

         (v) SGC is not subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any Encumbrance or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement or any other agreement or instrument to be executed and delivered by SGC hereunder.


                                    ARTICLE 9

                            COVENANTS OF GBEM AND GBM

9.01 GENERAL. Each of GBEM and GBM hereby covenant and agree with all other Participants that from the date of hereof until the termination of this Agreement, it shall:

         (i) keep, or cause to be kept, the Properties in good standing by doing the filing of assessment work and by the doing of all other acts and things and making all other payments which may be necessary in that regard and further shall keep this Agreement in good standing, subject, during the Exploration/Feasibility Period, to the obtaining by it of adequate funding in respect of which it shall have exercised all reasonable efforts;

         (ii) record all work done on the Properties and permit a Participant who holds an interest in Property access to the records relating to such Property upon reasonable notice;

         (iii) not do or omit to do anything or permit any Affiliate to do or omit to do anything in respect of the Properties which would permit the same to become subject to any Encumbrance of any kind; and

         (iv) sell, transfer, assign, alienate, license or otherwise dispose of the Properties except in accordance herewith. 9.02 ACCESS TO DATA AND REPORTING. GBEM hereby covenants and agrees that from the date hereof, GBEM shall provide each Participant with access to all information, data and other materials which such Participant may reasonably request respecting each Property, and any related operations, in respect of which such Participant holds Participation Rights or a Participation Interest, during normal business hours. After a JV Effective Date, the relevant JV Corporation shall provide similar access to each Participant in respect of such JV Corporation's Property. GBEM (and after a JV Effective Date the relevant JV Corporation) will provide each participant in respect to any Property in which such Participant holds Participation Rights or a Participation Interest with summary technical progress reports of the results of Programmes (i) within 15 days at the end of each fiscal quarter, or (ii) promptly after the occurrence of a material event with respect to a Property or operations thereon.

                                   ARTICLE 10

                                   ARBITRATION

10.01 SCOPE OF ARBITRATION. Any dispute, controversy or claim arising out of, or relating to this Agreement, or the breach, interpretation, termination or invalidity thereof (hereinafter "Dispute"), shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (hereinafter "Rules") by one arbitrator appointed in accordance with the Rules, as modified by this Article 10.

10.02 INITIATION OF ARBITRATION AND APPOINTMENT OF ARBITRATOR. The Party wishing to have recourse to arbitration (hereinafter "Claimant") Shall send a Request for Arbitration (hereinafter "Request") to the other Party (hereinafter "Respondent"). If the Claimant and Respondent are unable to agree on the selection of the arbitrator to hear the Dispute (hereinafter "Sole Arbitrator") within thirty days of the receipt by the Respondent of the Request, the Sole Arbitrator shall be designated by the President of the Canadian Institute of Mining and Metallurgy.

10.03 PLACE OF ARBITRATION. The seat of arbitration shall be Montreal, Canada. The arbitral tribunal may hold hearings and meetings and examine witnesses and experts for reasons of convenience or speed at any other place which it deems appropriate, provided that it so informs the Parties to the arbitration.

10.04    LANGUAGE OF ARBITRATION.  The language of arbitration shall be English.

10.05 QUALIFICATIONS OF ARBITRATOR. The Sole Arbitrator must have ten years of experience in corporate and/or commercial law, and preferably in mining law. The Sole Arbitrator shall be free from any reasonable apprehension of bias. 10.06 ARBITRATION PROCEDURE. The procedure shall be as agreed by the Claimant and the Respondent or, in default of Agreement, as determined by the arbitral tribunal, subject to the provisions found in this Article.

10.07 INTERIM AWARD. The arbitral tribunal may in its discretion hold a hearing and shall do so at the joint request of both parties.

10.08 TIME LIMIT OF FINAL AWARD. The arbitral tribunal shall issue its final aware within thirty (30) days of the completion of evidence on the Dispute.

10.09 BINDING FORCE OF AWARD. All awards of the arbitral tribunal shall be binding on the Claimant and Respondent, who hereby expressly waive any rights of appeal or recourse to any court, except such rights as cannot be waived under the law of Quebec.

10.10 COST OF ARBITRATION. The arbitral tribunal has the power to apportion the costs of the arbitration, including reasonable legal fees and expenses, between the Claimant and the Respondent, as it deems appropriate.

10.11 INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. GBEM, GBM and any JV Corporation agree that SGC shall be entitled hereunder to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and conditions hereof in addition of any other remedy to which SGC may be entitled hereunder, and GBEM, GBM and any JV Corporation consent irrevocably to the seeking of such remedies by SGC. To the extent that any such remedy cannot be provided pursuant to the arbitration provisions hereunder, SGC shall be entitled to seek any such remedy from the court of competent jurisdiction for such matters in the Province of Quebec, notwithstanding the arbitration provisions contained herein.

                                   ARTICLE 11

                            LIABILITY OF PARTICIPANTS

11.01 SEPARATE AND NOT JOINT. The rights, duties, obligations and liabilities of the Participants shall be separate as to each Participant's respective Participation Interest and not joint or joint and several. It is not the intention of the Participants to create a mining, commercial or other partnership or agency relationship between the Participants and this Agreement shall not be construed so as to render the Participants liable as partners or as creating a mining, commercial or other partnrship. Each Participant shall be responsible only for its obligations as herein set forth and shall not in any way be obligated for the debts or othr obligations of any other Participant.

                                   ARTICLE 12

                                   TERMINATION

12.01 TERMINATION ON CONSENT. This Agreement may be terminated upon the mutual agreement of the Parties having any interest hereunder at the time of such termination and upon the terms and conditions as such Parties may mutually agree.


                                   ARTICLE 13

                                   ABANDONMENT

13.01 ABANDONMENT OF PROPERTY PRIOR TO JV EFFECTIVE DATE. If GBEM (or its assignee) wishes, as a result of being unable to find adequate funding in respect of Exploration Expenditures in respect of any Property or having taken a decision in respect of abandoning for technical reasons any Property, to abandon or to permit such Property to lapse at any time prior to the transfer of a Property to a JV Corporation, GBEM (or "its assignee") shall give notice accordingly to the Participants having Participation Righs in respect of said Property, which notice shall identify the Property or Properties to which such rights relate. GBEM agrees that it shall not abandon or allow its rights in any Property to lapse with the intent or with the results that any interest in such Property be or is subsequently acquired by GBEM or GBM or any Person not acting at arm's length to GBEM or GBM as construed under in the Income Tax Act (Canada).


                                   ARTICLE 14

                               SUCCESSOR COMPANIES

14.01 SUCCESSOR COMPANIES. GBEM shall provide 25 Business Days notice of any intention on its part to enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of such amalgamation or merger, of the continuing company resulting therefrom. GBEM agrees that it shall be a condition of any such transaction that, in addition to being otherwise subject to the terms and conditions hereof:

         (a) the other Person or continuing company (the "successor company") shall execute and deliver to SGC prior to and contemporaneously with the consummation of such transaction, such instruments (if any) as are necessary or advisable to evidence the assumption and covenant by the successor company to observe and perform all the covenants and obligations of GBEM under this Agreement;

         (b) it shall be made upon such terms as substantially preserve and do not impair in any material respect the rights or powers of Participants hereunder and upon terms as are in no way prejudicial to the interests of Participants; and

         (c) no condition or state of facts shall exist as to GBEM or the successor company either at the time of or immediately before or after the consummation of any such transaction and after giving full effect thereto or immediately after the successor company complying with the provisions of (a) above which constitutes or would constitute after notice or lapse of time or both a breach or event of default hereunder.


                                   ARTICLE 15

                                     GENERAL

15.01 NOTICE. Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by personal delivery or by delivering or sending it by telecopy or other similar form of communication addressed:

(1)   to GBEM at:

Great Basis Management Co., Inc.
Suite 520
245 East Liberty Sreet
P.O. Box 3452
Reno, Nevada
U.S.A. 89505

Attention:  Jack I. McAuliffe

Telephone:  (702)329-3550
Telecopier: (702)329-3303

with a copy to:

McCarthy Tetrault
Le Windsor
1170 Peel Street
Montreal, Quebec
H3B 4S8

Attention:  Louise Houle

Telephone:  (514)397-4226
Telecopier: (514)397-4235
and with a copy to:

Jack I. McAuliffe
Suite 520
245 East Liberty Street
P.O. Box 3452
Reno, Nevada
U.S.A. 89505

Telephone:  (702)329-3550
Telecopier: (702)329-3303


(2)   to SGC:

Serem Gatro Canada Inc.
LaSource Companigie Miniere
16 Avenue Georges V
75008 Paris, France

Attention:  Alain Liger

Telephone:  (33) 1 49 52 29 00
Telecopier: (33) 1 49 52 29 29

with a copy to:

Ogilvy Renault
1981 McGill College Avenue
Suite 1000
Montreal, Quebec
H3A 3C1

Attention:  Ginette Leclrec

Telephone:  (514)847-4747
Telecopier: (514)286-5474

and with a copy to:

Stikeman, Elliott
Barristers and Solicitors
Commerce Court West
Suite 5300, P.O. Box 85
Toronto, Ontario
M5L 1B9

Attention:  Mihkel Voore

Telephone:  (416)869-5646
Telecopier: (416)947-8966

(3)   to GBEM at:

Great Basin Exploration & Mining Co., Inc.
3400 Kauai Court
Suite 208
Reno, Nevada
U.S.A. 89509

Attention:  Anthony P. Taylor

Telephone:  (702)689-7450
Telecopier: (702)689-7489
with a copy to:

McCarthy Tetrault
Le Windsor
1170 Peel Sreet
Montreal, Quebec
H3B 4S8

Attention:  Louise Houle

Telephone:  (514)397-4226
Telecopier: (514)397-4235

and with a copy to:

Jack I. McAuliffe
Suite 520
245 East Liberty Street
P.O. Box 3452
Reno, Nevada
U.S.A. 89595

Telephone:  (702)329-3550
Telecopier: (702)329-3303


Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunication, on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any of the foregoing Persons may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Person at its changed address.

15.02 PUBLICITY. Unless otherwise required by law, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the Share Purchase Agreement, the matters contained herein, the negotiations leading up hereto or the existence of this Agreement or the Share Purchase Agreement without obtaining the prior written approval of the other Parties to the contents and the manner of presentation and publication thereof, provided that for greater certainty, no such approval will be required with respect to dissemination of financial information relating to GBEM or of the status of its mining operations made for a proper business purpose so long as such press release, public statement or announcement does not deal, disclose or contain any reference to matters prior to the Effective Date relating to SGC or the ownership of its shares or affairs (as defined in the Canada Business Corporations Act at the date hereof) of GBEM.

15.03 EXPENSES. Except as otherwise expressly provided herein, all costs and expenses (including the fees and disbursements of legal counsel, investment advisors and auditors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

15.04 ASSIGNMENT. Except as expressly provided herein, this agreement may not be assigned without the written consent of the Parties hereto.

15.05 CONFIDENTIALITY. Except as otherwise provided hereunder, the Parties hereto agree to treat all information, data, reports and other records ("information") relating to the business of GBEM and any other JV Corporation as confidential and will not disclose such information to any Person other than their legal advisors or auditors without the prior written consent of the other Parties; provided, however, no Party shall be liable for any such disclosure if such information:

         (a) becomes generally available to the public other than as a result of a disclosure by a Party or its representatives in violation of this Agreement;

         (b) was available to a Party on a non-confidential basis without violation of this Agreement prior to its disclosure by GBEM or such JV Corporation or its representatives;

         (c) becomes available to a Party on a non-confidential basis without violation of this Agreement from a source other than GBEM or such JV Corporation or its representatives provided that such source is not bound by a confidentiality agreement with GBEM or a duty of confidentiality to or in respect of GBEM or such JV Corporation to the knowledge of the Party; or

         (d) a Party is required by law to disclose, provided that a Party first notifies GBEM or such JV Corporation that it believes it is required to disclose such information and it allows GBEM or such JV Corporation a reasonable period of time to contest the disclosure of such information.

15.06 FURTHER ASSURANCES. The Parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement. Without limitation, each of the Parties shall from time to time execute and deliver all such further documents and instruments and do all such further acts and things as another Party may reasonably require effectively to carry out or better evidence or perfect the full intent and meaning of this Agreement.

15.07 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

15.08 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or merger of any Party) and permitted assigns.

15.09 LANGUAGE OF AGREEMENT. The Parties have required that this Agreement and all deeds, documents or notices relating thereto be in the English language; les parties ont exige que la presente convention et tout autre contrat, document ou avis afferent on ancilliare aux presentes soient en langue anglaise.

IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN EXECUTED BY THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.


SEREM GATRO CANADA INC.




Per: Alain Liger
     --------------------------c/s
     Name: Alain Liger
     Title: President



GREAT BASIN EXPLORATION & MINING CO., INC.



Per: A. P. Taylor
     --------------------------c/s
     Name: A. P. Taylor
     Title: President



GREAT BASIN MANAGEMENT CO., INC.


Per: A. P. Taylor
     --------------------------c/s
     Name: A. P. Taylor
     Title: President